EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement (no. 33-87110, 33-98482, 333-06757 and 333-85936) on Form S-8 of The Beard Company
our report dated April 12, 2006, relating to the balance sheets of The Beard Company and subsidiaries as of December 31, 2005 and 2004, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years ended December 31, 2005, 2004 and 2003, which report appears in the December 31, 2005, annual report on Form 10-K of The Beard Company.

                                                COLE & REED P.C.

Oklahoma City, Oklahoma
April 12, 2006